STOCK PURCHASE AGREEMENT

                                     Between

                        ALMOST COUNTRY PRODUCTIONS, INC.

                                       and

                THE SHAREHOLDERS OF REAL ESTATE FEDERATION, INC.
                                    dba "REF"

                               Dated March 9, 2001


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                                TABLE OF CONTENTS


Articles                                                                   Page
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ARTICLE I        REPRESENTATIONS, COVENANTS, AND WARRANTIES OF REF

                 1.01  Organization
                 1.02  Capitalization
                 1.03  Subsidiaries and Predecessor Corporations
                 1.04  Financial Statements
                 1.05  Information
                 1.06  Options and Warrants
                 1.07  Absence of Certain Changes or Events
                 1.08  Title and Related Matters
                 1.09  Litigation and Proceedings
                 1.10  Contracts
                 1.11  Material  Contract  Defaults
                 1.12  No Conflict With Other Instruments
                 1.13  Governmental Authorizations
                 1.14  Compliance With Laws and Regulations
                 1.15  Insurance
                 1.16  Approval of Agreement
                 1.17  Material Transactions or Affiliations
                 1.18  Labor Relations
                 1.19  REF Schedules

ARTICLE II       REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                 REF SHAREHOLDERS

                 2.01  Ownership of REF Shares
                 2.02  Knowledge of Representations

ARTICLE III      REPRESENTATIONS, COVENANTS, AND WARRANTIES OF
                 ACPI, INC.

                 3.01  Organization
                 3.02  Capitalization
                 3.03  Subsidiaries
                 3.04  Financial Statements
                 3.05  Information
                 3.06  Options and Warrants
                 3.07  Absence of Certain Changes or Events
                 3.08  Title and Related Matters
                 3.09  Litigation and Proceedings

                                       2
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Articles                                                                   Page
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                 3.10  Contracts
                 3.11  No Conflict With Other Instruments
                 3.12  Governmental Authorizations
                 3.13  Compliance With Laws and Regulations
                 3.14  Insurance
                 3.15  Approval of Agreement
                 3.16  Material Transactions or Affiliations
                 3.17  Employment Matters
                 3.18  ACPI Schedules

ARTICLE IV       PLAN OF EXCHANGE

                 4.01  The Exchange
                 4.02  Appointment of New Directors
                 4.03  Closing
                 4.04  Closing Events
                 4.05  Termination

ARTICLE V        SPECIAL COVENANTS

                 5.01  Access to Properties and Records
                 5.02  Delivery of Books and Records
                 5.03 Special Covenants and Representations Regarding the Exchanged Stock
                 5.04  Third Party Consents and Certificates
                 5.05  Actions Prior to Closing
                 5.06  Sales Under Rules 144 or 145, If Applicable
                 5.07  Indemnification
                 5.08  Cancellation of Shares Issued

ARTICLE VI       CONDITIONS PRECEDENT TO OBLIGATIONS OF ACPI

                 6.01  Accuracy of Representations
                 6.02  Officer's Certificates
                 6.03  No Material Adverse Change
                 6.04  Good Standing
                 6.05  Officer and Director Questionnaires
                 6.06  Other Items

ARTICLE VII      CONDITIONS PRECEDENT TO OBLIGATIONS OF REF AND THE
                 REF SHAREHOLDERS

                 7.01  Accuracy of Representation
                 7.02  Director Approval
                 7.03  Officer's Certificate

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Articles                                                                   Page
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                  7.04  No Material Adverse Change
                  7.05  Good Standing
                  7.06  Other Items

ARTICLE VIII      MISCELLANEOUS

                  8.01  Brokers
                  8.02  Governing Law
                  8.03  Notices
                  8.04  Attorneys' Fees
                  8.05  Confidentiality
                  8.06  Schedules; Knowledge
                  8.07  Third Party Beneficiaries
                  8.08  Entire Agreement
                  8.09  Survival; Termination
                  8.10  Counterparts
                  8.11  Amendment or Waiver

EXHIBITS

                  Exhibit "A" Proprietary Information and Non-Competition
                              Agreement

                  Exhibit "B" Letter of Representation

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                            STOCK PURCHASE AGREEMENT

         THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of this 15th day of March, 2001 by and among Almost Country Productions, Inc., a Nevada corporation (hereinafter referred to as "ACPI"); Real Estate Federation, Inc., a Utah corporation (hereinafter referred to as "REF"), and the persons listed on the signature page of this Agreement, being all of the shareholders of Real Estate Federation, Inc.(hereinafter referred to as the "REF Shareholders"), upon the following premises:

                                    Premises

         This Agreement provides for the acquisition by ACPI of all of the issued and outstanding shares of the REF Shareholders solely in exchange for voting shares of ACPI, on the terms and conditions hereinafter provided, all for the purpose of effecting a so-called "tax-free" reorganization pursuant to Sections 368(a)(1)(B) of the Internal Revenue Code of 1954, as amended, and the Parties agree that if modification of the terms of this Agreement in a non-material manner to attain such qualification is necessary, they will negotiate in good faith to make such required modifications.

         Pursuant to the terms of the agreement, as hereinafter set forth, among other things, all of the outstanding and reserved securities of REF will be exchanged for shares of ACPI common stock, in reliance on applicable exemptions from the registration requirements of the Securities Act and Applicable Blue Sky laws, as hereinafter described

                                    Agreement

         NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                REPRESENTATIONS, COVENANTS, AND WARRANTIES OF REF

         As an inducement to, and to obtain the reliance of ACPI, REF represents and warrants as follows:

         Section 1.01 Organization. REF is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah. REF has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the REF Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, as amended, and bylaws of REF as in effect on the date hereof.

         Section 1.02 Capitalization. The authorized capitalization of REF consists of 10,000,000 shares of common stock, no par value per share, of which 10,000,000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

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         Section 1.03  Subsidiaries and Predecessor  Corporations.  REF owns one hundred percent of X-Variant, Inc., a Utah corporation with 1,000,000 authorized shares and 1,000,000 shares issued outstanding.

         Section 1.04 Financial Statements.

                  (a) Included in the REF Schedules is the unaudited balance sheet of REF at December 31, 2000 together with an unaudited statement of operations from inception (July 31, 2000) through December 31, 2000.

                  (b) All  such  financial  statements  have  been  prepared  in accordance with generally accepted accounting principles. The REF balance sheet presents fairly as of its date the financial condition of REF. REF did not have, as of the date of such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of REF in accordance with generally accepted accounting principles. The statements of income, stockholders' equity, and changes in financial condition reflect fairly the information required to be set forth therein by generally accepted accounting principles.

                  (c) REF is not yet required to file, but will, as required, file all state, federal, and local income tax returns required to be filed by it from inception to the date hereof.

                  (d) REF does not owe any unpaid federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) through December 31, 2000 for which REF may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, REF does not own any accrued and unpaid taxes to date of this Agreement.

                  (e) The books and records, financial and otherwise, of REF are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (f) REF has good and marketable title to its assets and, except as set forth in the REF Schedules or the financial statements of REF or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

         Section 1.05 Information. The information concerning REF set forth in this Agreement and in the REF Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

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

         Section 1.06 Options or Warrants. Except with respect to the options referred to in paragraph 1.02 and as set forth in the REF Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued REF common stock, except options, warrants, calls or commitments, if any, to which REF is not a party and by which it is not bound.

         Section 1.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the REF Schedules, since December 31, 2000

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of REF; or (ii) any damage, destruction, or loss to REF (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of REF;

                  (b) REF has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of REF; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (c) REF has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent REF balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of REF; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) to the best knowledge of Management, REF has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of REF.

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         Section  1.08  Title  and  Related  Matters.  Except  as set  forth  on schedule1.08, REF has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent REF balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the REF Schedules. Except as set forth in the REF Schedules, REF owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and
all  procedures,   techniques,  marketing  plans,  business  plans,  methods  of management, or other information utilized in connection with REF's business. Except as set forth in the REF Schedules, no third party has any right to, and REF has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects of REF or any material portion of its properties, assets, or rights.

         Section 1.09 Litigation and Proceedings. Except as set forth in the REF Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of REF after reasonable investigation, threatened by or against REF or affecting REF or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. REF does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

         Section 1.10 Contracts.

                  (a) Except as included or described in the REF Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which REF is a party or by which it or any of its assets, products, technology, or properties are bound;

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which REF is a party or by which its properties are bound and which are material to the operations of REF taken as a whole are valid and enforceable by REF in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) REF is not a party to or bound by, and the properties of REF are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as REF can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of REF; and,

                   (d) Except as included or described in the REF Schedules or reflected in the most recent REF balance sheet, REF is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended;
         (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which REF is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of REF; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

                                       4
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         Section 1.11 Material Contract  Defaults.  REF is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of REF and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which REF has not taken adequate steps to prevent such a default from occurring.

         Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which REF is a party or to which any of its properties or operations are subject.

         Section 1.13 Governmental Authorizations. Except as set forth in the REF Schedules, REF has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by REF of this Agreement and the consummation by REF of the transactions contemplated hereby.

         Section 1.14 Compliance With Laws and Regulations. Except as set forth in the REF Schedules, REF has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of REF or except to the extent that noncompliance would not result in the incurrence of any material liability for REF.

          Section 1.15 Insurance. All the insurable properties of REF are insured in their full replacement value against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding on the date of consummation of the transactions contemplated by this.

         Section 1.16 Approval of Agreement. The board of directors of REF has authorized the execution and delivery of this Agreement by REF, has approved the transactions contemplated hereby.

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         Section 1.17 Material  Transactions or  Affiliations.  Set forth in the
REF Schedules is a description of every material contract, agreement, or arrangement between REF and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by REF to own beneficially, five percent (5%) or more of the issued and outstanding common stock of REF and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to REF than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the REF Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of REF has, or has had since inception of REF, any interest, direct or indirect, in any material transaction with REF. There are no commitments by REF, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

         Section 1.18 Labor Relations. REF has not had a work stoppage resulting from labor problems. To the knowledge of REF, no union or other collective bargaining organization is organizing or attempting to organize any employee of REF.

         Section 1.19 REF Schedules. REF has delivered to ACPI the following schedules, which are collectively referred to as the "REF Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of REF as complete, true, and correct:

                  (a) a schedule containing complete and correct copies of the certificate of incorporation, as amended, and bylaws of REF in effect as of the date of this Agreement;

                  (b) a schedule containing the financial statements of REF identified in paragraph 1.04(c);

                  (c) a certificate indicating that tax returns are not yet required.

                  (d) a schedule containing a list indicating the name and address of each shareholder of REF together with the number of shares owned by him or her;

                  (e) a schedule containing a description of all real property owned by REF, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

                  (f) a schedule containing true and correct copies of all contracts, agreements, or other instruments to which REF is a party or by which it or its properties are bound, together with a description of all contracts, leases, agreements, and other instruments, whether or not deemed material, including oral agreements, to which REF is party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in section 1.17;

                  (g) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which REF carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of REF);

                  (h) a schedule listing the accounts receivable and notes and other obligations receivable of REF as of December 31, 2000, or that arose thereafter other than in the ordinary course of business of REF, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such creditor;

                  (i) a schedule listing the accounts payable and notes and other obligations payable to REF as of December 31, 2000 or that arose thereafter other than in the ordinary course of the business of REF, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due or payable to REF respecting such obligations;

                  (j) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of REF since December 31, 2000, required to be provided pursuant to section 1.07 hereof;

                  (k) a schedule containing a copy of the board of directors' and shareholders' minutes of REF since inception; and

                  (l) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the REF Schedules by sections 1.01 through 1.18.

         REF shall cause the REF Schedules and the instruments and data delivered to ACPI hereunder to be updated after the date hereof up to and including the Closing Date.

                                   ARTICLE II

                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                               OF REF SHAREHOLDERS

         As an inducement to, and to obtain reliance of ACPI, the REF Shareholders represent and warrant as follows:

         Section 2.01 Ownership of REF Shares.

                  (a) Each REF shareholder hereby represents and warrants with respect to itself that it is the legal and beneficial owner of the number of common shares set forth opposite its name at the foot of this agreement, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and each such shareholder has full right, power, and authority to transfer, assign, convey, and deliver its REF shares; and delivery of such shares at the closing will convey to ACPI good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

                  (b) Each Shareholder further warrants and certifies by affixing his signature to this Agreement, that he is an "Accredited Investor" within the meaning of that term as defined in Regulation D of the Securities Act of 1933.

                  (c) Each of REF's Selling Shareholders has been advised that:

                           (1) The  securities  to be issued by ACPI in exchange
                  for REF's Securities and as executive compensation have not been registered under the Securities Act, the Exchange Act or any comparable state securities laws, but rather, are being issued in reliance on the exemption from registration under the Securities Act provided by Section 4(y) thereof.

                           (2) All  certificates for the shares of ACPI's common
                  stock will bear legends restricting any transactions therein, directly or indirectly, unless they are first registered under applicable federal and state securities laws or the proposed transaction is exempt from such registration requirements, and such facts are demonstrated to the satisfaction of ACPI and its legal counsel, based on such third party legal opinions, affidavits, and transfer agency procedures as ACPI will reasonably require or have in place generally;

                           (3) ACPI's transfer agent has been instructed to decline transfers of certificates for the shares of ACPI's common stock to be issued pursuant to this Agreement unless the foregoing requirements have been met and have been confirmed as having been met by a duly authorized officer of ACPI.

                  (d) Each of REF's Selling Shareholders has independently determined through his, her or its own legal counsel, that all requirements of REF's state of domicile for the issuance of the shares of ACPI's common stock called for by this Agreement have been met, or will have been met, prior to Closing.

         Section 2.02 Knowledge of Representations. To their best knowledge and belief, the representations of REF in Article I, above, are true, accurate and complete.

                                   ARTICLE III

               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ACPI

         As an inducement to, and to obtain the reliance of REF and the REF Shareholders, ACPI represents and warrants as follows:

         Section 3.01 Organization. ACPI is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and ACPI bylaws of ACPI as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of ACPI's articles of incorporation or bylaws. ACPI has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and ACPI Has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

         Section 3.02 Capitalization. ACPI authorized capitalization consists of 50,000,000 shares of common stock, par value $.001, of which 621,100 shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

         Section 3.03  Subsidiaries.  ACPI has no subsidiaries.

         Section 3.04  Financial Statements.

                  (a) Included in the ACPI Schedules are the audited balance sheets of ACPI as of December 31, 2000, and 1999, and the related audited statements of operations, stockholders' equity, and changes in financial position for the two fiscal years ended December 31, 2000, together with the notes to such statements and the opinion of Pritchett, Siler & Hardy, P.C., independent certified public accountants, with respect thereto; the unaudited balance sheets of ACPI as of December 31, 2000, and 1999, and the related unaudited statements of operations, stockholders' equity, and changes in financial position for the six-month period ended December 31, 2000.

                   (b) All such  financial  statements  have  been  prepared  in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The ACPI balance sheets present fairly as of their respective dates the financial condition of ACPI. ACPI did not have as of the date of any such ACPI balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of ACPI, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity, and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

                  (c) ACPI has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

                  (d) ACPI has filed all state, federal, or local income tax returns required to be filed by it from inception to the date hereof. Included in the ACPI Schedules are true and correct copies of the federal income tax returns of ACPI filed since the date of inception. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

                  (e) The books and records, financial and otherwise, of ACPI are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (f) ACPI has good and marketable title to its assets and, except as set forth in the ACPI Schedules or the Financial Statements of ACPI or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

         Section 3.05 Information. The information concerning ACPI set forth in this Agreement and the ACPI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         Section 3.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to authorized and unissued stock of ACPI, except options, warrants, calls, or commitments, if any, to which ACPI is not a party and by which it is not bound.

         Section 3.07 Absence of Certain Changes or Events. Except as described herein or in the ACPI Schedules, since the date of the most recent ACPI balance sheet:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of ACPI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of ACPI;

                  (b) ACPI has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ACPI; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

                  (c) ACPI has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ACPI balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of ACPI; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

                  (d) to the best knowledge of ACPI, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of ACPI.

         Section 3.08 Title and Related Matters. ACPI has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the ACPI balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the ACPI Schedules.

         Section 3.09 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of ACPI, threatened by or against or affecting ACPI, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. ACPI does not have any knowledge of any default on its part with respect to any judgment, order, writs, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         Section 3.10 Contracts. ACPI is not a party to any material contract, agreement, or other commitment.

         Section 3.11 No Conflict With Other Instruments. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which ACPI is a party or to which it or any of its assets or operations are subject.

         Section 3.12 Governmental Authorizations. ACPI has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by ACPI of this Agreement and the consummation by ACPI of the transactions contemplated hereby.

         Section 3.13 Compliance With Laws and Regulations. To the best of its knowledge, ACPI has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of ACPI or except to the extent that noncompliance would not result in the incurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities in connection with ACPI's filing, approval and completion of its recent offering of securities pursuant to Rule 504 of Regulation C and subsequent reports required by the U.S. Securities and Exchange Commission.

         Section 3.14 Insurance. ACPI owns no insurable properties and carries no casualty or liability insurance.

         Section 3.15 Approval of Agreement. The board of directors of ACPI has authorized the execution and delivery of this Agreement by ACPI and has approved this Agreement and the transactions contemplated hereby.

         Section 3.16 Material Transactions of Affiliations. Except as disclosed herein and in the ACPI Schedules, there exists no material contract, agreement, or arrangement between ACPI and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by ACPI to own beneficially, 3% or more of the issued and outstanding common stock of ACPI and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 3% shareholder of ACPI has, or has had during the last preceding full fiscal year, any known interest in any material transaction with ACPI which was material to the business of ACPI. ACPI has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

         Section 3.17 Employment Matters. ACPI has no employees other than its executive officers.

         Section 3.18 ACPI Schedules. ACPI has delivered to REF the following schedules, which are collectively referred to as the "ACPI" Schedules," which are dated the date of this Agreement, all certified by an officer to be complete, true, and accurate:

                  (a) a schedule containing complete and accurate copies of the articles of incorporation and bylaws of ACPI as in effect as of the date of this Agreement;

                  (b) a schedule containing a complete and accurate copy of the registration statement, as amended, and any other documents of ACPI filed with respect to its 504 offering, including the prospectus of ACPI of March, 1997, all pertaining to the public offering of up to 100,000 shares of common stock of ACPI at an aggregate offering price of $0.30 per share;

                  (c) a schedule containing all reports of ACPI files with the U.S. Securities and Exchange Commission;

                  (d) a schedule containing a copy of the federal income tax returns of ACPI identified in paragraph 3.04(d);

                  (e) a schedule containing ACPI audited financial statements.

                  (f) a schedule setting forth all material contracts.

                  (g)  a  schedule  setting  forth  any  options,   warrants  or
         commitments.

                  (h) a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of ACPI since December 31, 2000, required to be provided pursuant to section 3.07 hereof; and

                  (i) a schedule of all ACPI accounts receivable and payable.

                  (j) a schedule and copies of all ACPI board minutes and/or actions.

                  (k)  a   schedule   listing   names  and   addresses   of  all
         shareholders.

                  (l) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the ACPI Schedules by sections 3.01 through 3.18.

         ACPI shall cause the ACPI Schedules and the instruments and data delivered to REF hereunder to be updated after the date hereof up to and including the Closing Date.

                                   ARTICLE IV

                       CONSIDERATION AND PLAN OF EXCHANGE

         Section 4.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 4.05), each of the REF Shareholders hereby agrees to assign, transfer, and deliver to ACPI, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, the number of shares of common stock of REF set after his signature at the foot of this Agreement, in the aggregate constituting all of the issued and outstanding shares of common stock of REF, or 10,000,000 shares, and ACPI agrees to acquire such shares on such date by issuing and delivering in exchange therefor solely shares of ACPI restricted common stock, par value $0.001, in the amount of one (1) share of ACPI for each outstanding share of REF, plus 500,000 Shares, or an aggregate amount of 10,500,000 shares of ACPI common stock, or approximately 94.4% of the common shares of ACPI common stock to be issued and outstanding. At the Closing, each of the REF Shareholders shall, on surrender of his certificate or certificates representing such REF shares to the registrar and transfer agent, be entitled to receive a certificate or certificates evidencing shares of the Exchanged ACPI Stock as provided herein. Upon the consummation of the transaction contemplated herein, shares of capital stock of ACPI shall be held by REF. Furthermore, ACPI agrees to deliver directly to Calico Five Thousand (500,000) Shares.

         Further, except as to employee options currently in place, following the Share acquisition and exchange, the effect of the Exchange will be that REF will have become a wholly owned subsidiary of ACPI and that REF Shareholders will have become Shareholders of ACPI at the Closing, with no further rights, title or interest in REF, other than indirectly as shareholders of ACPI.

         Section 4.02 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), within a ten-day period commencing with the execution hereof. Such Closing shall take place at a mutually agreeable time and place.

         Section 4.03 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                  Section 4.04 Shareholder Action. This plan of share exchange may be approved by written consent of the shareholders of each party thereto, pursuant to applicable statutes in their respective states and shall not require a meeting.

         Section 4.05 Termination.

                  (a) This Agreement may be terminated by the board of directors of either REF or ACPI at any time prior to the Closing Date if:

                           (i) there shall be any actual or threatened action or
                  proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement;

                           (ii) any of the transactions  contemplated hereby are
                  disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

                           (iii) there shall have been any change after the date
                  of the latest balance sheets of REF and ACPI, respectively, in the assets, properties, business, or financial condition of ACPI or REF which could have a materially adverse affect on the value of the business of ACPI or REF respectively, except any changes disclosed in the ACPI or REF Schedules, as the case may be, dated as of the date of execution of this Agreement.

         In the event of termination pursuant to this paragraph (a) of section 3.07, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

                  (b) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of ACPI if REF shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of REF contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of section 3.07, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that REF shall bear its own costs as well as the costs incurred by ACPI in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

                  (c) This Agreement and the Plan of Exchange may be terminated at any time prior to the Closing by action of the board of directors of REF if ACPI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ACPI contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of section 3.07, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that ACPI shall bear its own costs as well as the costs of REF incurred in connection with the negotiation, preparation, and execution of this Agreement.

                                    ARTICLE V

                                SPECIAL COVENANTS

         Section 5.01 Access to Properties and Records. ACPI and REF Shareholders will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of ACPI or REF as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of ACPI or REF, as the case may be, as the other shall from time to time reasonably request.

         Section 5.02 Delivery of Books and Records. At the Closing, ACPI shall deliver to REF the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of ACPI now in the possession of ACPI or its representatives.

         Section 5.03 Special Covenants and Representations Regarding the Exchanged Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Exchanged Stock to the shareholders of REF as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the REF shareholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, REF shall cause to be delivered, and the shareholders shall deliver to ACPI, letters of representation in the appropriate form.

         Section 5.04 Third Party Consents and Certificates. ACPI and REF agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

         Section 5.05 Actions Prior to Closing.

                  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the ACPI or REF Schedules or as permitted or contemplated by this Agreement, ACPI and REF respectively, will each:

                           (i) carry on its business in  substantially  the same
                  manner as it has heretofore;

                           (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                           (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                           (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                           (v) use its best efforts to maintain and preserve its
                  business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

                           (vi) fully  comply with and  perform in all  material
                  respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

                  (b) From and after the date of this Agreement until the Closing Date, neither ACPI nor REF will:

                           (i)   make  any   change   in   their   articles   of
                  incorporation or bylaws;

                           (ii) take any action described in section 1.07 in the
                  case of REF, or in section 3.07, in the case of ACPI (all except as permitted therein or as disclosed in the applicable party's schedules); or,

                           (iii) enter into or amend any contract, agreement, or
                  other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

         Section 5.06 Sales Under Rules 144 or 145, If Applicable.

                  (a) ACPI will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                  (b) Upon being informed in writing by any person holding restricted stock of ACPI as of the date of this Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), ACPI will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

                  (c) If any certificate representing any such restricted stock is presented to ACPI's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to ACPI and its counsel that such transfer has complied with the requirements of Rule 144 or 145, as the cases may be, ACPI will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 4.07 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

         Section 5.07 Indemnification.

                  (a) REF and the REF Shareholders hereby agree to indemnify ACPI and each of the officers, agents and directors of ACPI as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Articles I and/or II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                  (b) ACPI hereby agrees to indemnify REF and each of the officers, agents and directors of REF as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

         Section 5.08 Cancellation of Shares Issued. The Parties to this Agreement covenant and agree that, in the event that REF does not reach fifty percent (50%) of its projections of Net Income before taxes as set forth on its pro forma financial statements attached hereto as Exhibit "A," for the twelve month period ending September 30, 2003, then ACPI shall have the right to cancel any or all of the shares issued to REF Shareholders, at its option.

                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF ACPI

         The obligations of ACPI under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 6.01 Accuracy of Representations. The representations and warranties made by REF and the REF Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and REF and the REF Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by REF and the REF Shareholders prior to or at the Closing. ACPI shall be furnished with a certificate, signed by a duly authorized officer of REF and dated the Closing Date, to the foregoing effect.

         Section 6.02 Officer's Certificates. ACPI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of REF to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of REF threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the REF Schedules, by or against REF which might result in any material adverse change in any of the assets, properties, business, or operations of REF.

         Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of REF nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of REF.

         Section 6.04 Good Standing. ACPI shall have received a certificate of good standing from the Secretary of State of the state of Utah or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Real Estate Federation, Inc. is in good standing as a corporation in the state of Utah and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 6.05 Officer and Director Questionnaires. ACPI shall have received officer and director questionnaires completed and signed by each executive officer and director of REF in form and substance reasonably satisfactory to ACPI and its counsel which shall contain information for use by ACPI in reporting the transaction contemplated hereby on Form 8-K to be filed with the Securities and Exchange Commission.

         Section 6.06 Other Items.

                  (a) ACPI shall have received a shareholders list of REF containing the name, address, and number of shares held by each REF shareholder as of the date of Closing certified by an executive officer of REF as being true, complete, and accurate.

                  (b)  ACPI  shall  have   received   such  further   documents,
         certificates, or instruments relating to the transactions contemplated hereby as ACPI may reasonably request.

                                   ARTICLE VII

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF REF
                            AND THE REF SHAREHOLDERS

         The obligations of REF and the REF Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 7.01 Accuracy of Representations. The representations and warranties made by ACPI in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and ACPI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by ACPI prior to or at the Closing. REF shall have been furnished with a certificate, signed by a duly authorized executive officer of ACPI and dated the Closing Date, to the foregoing effect.

         Section 7.02 Director Approval. The Directors of ACPI shall have approved this Agreement, the transactions contemplated hereby, and the other matters described in Section 4.01.

         Section 7.03 Officer's Certificate. REF shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of ACPI to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of ACPI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

         Section 7.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of ACPI nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of ACPI.

         Section 7.05 Good Standing. REF shall have received a certificate of good standing from the Secretary of State of the state of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that ACPI is in good standing as a corporation in the state of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 7.06 Other Items.

                  (a) REF shall have received a shareholders list of ACPI, current at least ten (10) days prior to Closing, containing the name, address and number of shares held by each such ACPI Shareholder certified by an executive officer of ACPI as being true, complete and accurate.

                  (b)  REF  shall  have   received   such   further   documents,
         certificates, or instruments relating to the transactions contemplated hereby as ACPI may reasonably request.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01 Brokers. ACPI and REF agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. ACPI and REF each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 8.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Utah.

         Section 8.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

                  If to REF, to:            Thomas Wright
                                            170 South Main, Suite 1050
                                            Salt Lake City, UT  84101

                  With copies to:           James C. Lewis
                                            Jones, Waldo, Holbrook & McDonough
                                            170 South Main, Suite 1500
                                            Salt Lake City, UT  84101

                  If to ACPI, to:           Reed L. Benson
                                            7050 Union Park Center, Suite 600
                                            Midvale, UT  84047

                  With copies to:

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

         Section 8.04 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         Section 8.05 Confidentiality. Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, or employee, or from any books or records or from personal inspection, or such other party, and shall not use such data or information or disclose the same to others, except
(i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

         Section 8.06 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 8.07 Third Party Beneficiaries. This contract is solely between ACPI and REF, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 8.08 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, including This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

         Section 8.09 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

         Section 8.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 8.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 8.12 Conflicts of Interest. The Parties hereto acknowledge that Reid L. Benson is a Director of both Parties hereto, and each Party waives any objection they may have to any potential conflicts of interest arising hereunder.

                            SIGNATURE PAGE TO FOLLOW

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

ATTEST:                                     Almost Country Productions, Inc.
                                            "ACPI"

                                            By /s/  Reed L. Benson
--------------------------------               --------------------------------
Secretary or Assistant Secretary               Reed L. Benson, President


                                            Real Estate Federation, Inc.
                                            "REF"

                                            By: /s/ Thomas Wright
                                               --------------------------------
                                               Thomas Wright, Chief Executive
                                               Officer

ATTEST:

 /s/ Carter Knapp                           By: /s/ Thomas Wright
--------------------------------               --------------------------------
Secretary or Assistant                         Thomas Wright, Shareholder
                                               (2,200,000 Shares)

                                            By: /s/ Rick Craig
                                               --------------------------------
                                               Rick Craig, Shareholder
                                               (2,475,000 Shares)


                                            By: /s/ Carter Knapp
                                               --------------------------------
                                               Carter Knapp, Shareholder
                                               (275,000 Shares)


                                            By: /s/ L. John Lewis
                                               --------------------------------
                                               L. John Lewis, Shareholder
                                               (275,000 Shares)

Applied Technology Consultants, Inc.        Calico, Ltd.

By: /s/ Reed L. Benson                      By: /s/ Hugh G. O'Neill
    --------------------------------           --------------------------------
Its: President (50,000 shares)                 Its: President (2,850,000 shares)


                                            Ferrante Holdings, Ltd.

                                            By: /s/ Delroy Williams
                                               --------------------------------
                                            Its: President (400,000 shares)


                                            Meridel, Ltd.

                                            By: /s/ Susan Catron
                                               --------------------------------
                                            Its: President (400,000 shares)


                                            Pescoe Holdings, Inc.

                                            By: /s/ Dale A. Peters
                                               --------------------------------
                                            Its: President (400,000 shares)


                                            Rossburg, Ltd.

                                            By: /s/ Simon Winch
                                               --------------------------------
                                            Its: President  (400,000 shares)

                           SHARE CONVERSION SCHEDULE

                                        REF                   Number of
Shareholder                         Shares Held          ACPI Shares Received
-----------                         -----------          --------------------
Thomas Wright                         2,200,000                4,400,000
Rick Craig                            2,475,000                4,950,000
Carter Knapp                            275,000                  550,000
John Lewis                              275,000                  550,000
Reed L. Benson                          275,000                  550,000
Applied Technology Consultants           50,000                  100,000
Calico, Ltd.                          2,850,000                5,700,000
Ferrante Holdings, Ltd.                 400,000                  800,000
Meridel, Ltd.                           400,000                  800,000
Pasco Holdings, Inc.                    400,000                  800,000
Rossburg, Ltd.                          400,000                  800,000
                                    -----------             ------------
               TOTAL                 10,000,000               20,000,000